Exhibit 10.2

DESIGN AND DEVELOPMENT AGREEMENT

        This Agreement made as of the 14th day of April, 2005, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (the “Partnership”), and ROBERTS PROPERTIES, INC., a Georgia corporation (the “Developer”),

W I T N E S S E T H

        WHEREAS, the Partnership has acquired approximately 9.84 acres located in Land Lot 21 of the 17th District, Fulton County, Georgia, fronting on Peachtree Dunwoody Road, and the Partnership intends to develop, construct, own and operate on the Property a 236-unit apartment community and a 120-unit condominium community (“Peachtree Dunwoody”); and

        WHEREAS, the Partnership desires that the Developer perform certain advisory, administrative and supervisory services relating to the Partnership’s design, development and construction of Peachtree Dunwoody;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Services

        The Developer will create and develop Peachtree Dunwoody and manage the team of professionals involved, including engineers, land planners, architects and designers, and manage the design team involved in developing the interior design and models, as well as selecting the materials, finishes, features and colors for the interior and exterior of Peachtree Dunwoody. The Developer shall also provide supervisory services to ensure that Peachtree Dunwoody is built in accordance with the approved Plans and Specifications provided.

2. Compensation

        For the above services, the Developer shall be paid a total of One Million Seven Hundred and Eighty Thousand Dollars ($1,780,000), payable in nine equal monthly installments over the development period. The date of commencement of the development period shall be April, 2005.

        IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

ROBERTS PROPERTIES RESIDENTIAL,	ROBERTS PROPERTIES, INC., a
L.P., a Georgia limited partnership	Georgia corporation

By: Roberts Realty Investors, Inc.,	By: /s/ Anthony W. Shurtz
Its Sole General Partner	Anthony W. Shurtz,
Chief Financial Officer

By: /s/ Greg M. Burnett
Greg M. Burnett
Chief Financial Officer